Exhibit 99.3

SEEDIV, LLC

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Seediv, LLC

Balance Sheets

	September 30,	December 31,
	2016	2015

Assets

Cash and cash equivalents	$8,089	$3,994
Accounts receivable	4,539	4,155
Inventory	45,967	35,876
Other current assets	6,078	4,801

Total current assets	64,673	48,826

Property and equipment, net:
Leasehold improvements, net	47,287	49,185
Furniture and equipment, net	34,025	33,716

Total property and equipment, net	81,312	82,901

Total assets	$145,985	$131,727

Liabilities and member's deficit

Accrued expenses	184,708	148,758
Advances – related party	158,529	132,680

Total current liabilities	343,237	281,438

Total liabilities	343,237	281,438

Member's deficit	(197,252)	(149,711)

Total liabilities and member's deficit	$145,985	$131,727

The accompanying notes are an integral part of these financial statements

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Seediv, LLC

Statements of Operations

	For the Nine Months Ended
	September 30, 2016	September 30, 2015

Net revenue	$2,755,067	$2,618,893

Operating expenses:
Food, beverage and packaging	941,219	968,641
Employee compensation expense	880,545	882,466
General and administrative expenses	980,833	865,297

Total operating expenses	2,802,597	2,716,404

Loss from operations	(47,530)	(97,511)

Other expense	(11)	(449)

Net loss	$(47,541)	$(97,960)

The accompanying notes are an integral part of these financial statements

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Seediv, LLC

Statement of Member's Deficit

Total
Balance at December 31, 2015	$(149,711)

Net loss	(47,541)

Balance at September 30, 2016	$(197,252)

The accompanying notes are an integral part of these financial statements

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Seediv, LLC

Statements of Cash Flows

	For the Nine Months Ended
	September 30, 2016	September 30, 2015

Cash flows from operating activities

Net loss	$(47,541)	$(185,911)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	10,334	8,146
Changes in operating assets and liabilities:
Accounts receivable	(384)	3,678
Inventory	(10,091)	(1,082)
Other assets	(1,276)	1,985
Accrued expenses	35,949	90,521

Net cash used by operating activities	(13,009)	(82,663)

Cash flows from investing activities

Acquisition of property and equipment	(8,745)	(34,448)

Net cash used by investing activities	(8,745)	(34,448)

Cash flows from financing activities

Proceeds from advances – related party	25,849	98,889

Net cash provided by financing activities	25,849	98,889

Net increase / (decrease) in cash and cash equivalents	4,095	(18,222)
Cash and cash equivalents, beginning of period	3,994	20,856

Cash and cash equivalents, end of period	$8,089	$2,634

Supplemental disclosure of cash flow information

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

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Seediv, LLC

Notes to Financial Statements

Note 1. Description of Business

Seediv, LLC, a Louisiana limited liability company (the “Company”), was incorporated in July 2016. The Company’s business is focused on the ownership and operation of Dick’s Wings & Grill® restaurants. The Dick’s Wings® concept is owned by ARC Group, Inc., a Nevada corporation (“ARC Group”). The Company establishes restaurants by entering into franchise agreements with ARC Group and generates revenue by selling the “Dick’s Wings” product line in exchange for the payment of royalties and franchise fees to ARC Group. At September 30, 2016 and December 31, 2015, the Company had two restaurants, each of which were located in northeastern Florida.

Note 2. Significant Accounting Policies

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements. The financial statements and notes thereto are representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied in the preparation of the financial statements.

Interim Financial Information

The unaudited financial statements included herein have been prepared on the same basis as the Company’s audited financial statements for the years ended December 31, 2015 and 2014, and in management’s opinion, reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the interim periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2015 and 2014. The results of operations for the nine-month period ended September 30, 2016 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

Basis of Presentation

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  All intercompany accounts and transactions have been eliminated.

Going Concern

As shown in the accompanying financial statements, the Company incurred a net loss of $47,541 for the nine-month period ended September 30, 2016, had a working capital deficit of $278,564 at September 30, 2016, and had an accumulated deficit of $197,252 at September 30, 2016. The Company incurred a net loss of $188,749 for the year ended December 31, 2015, had a working capital deficit of $232,612 at December 31, 2015, and had an accumulated deficit of

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Seediv, LLC

Notes to Financial Statements

$149,711 at December 31, 2015. These facts create an uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its successfully executing its plans to generate positive cash flows during the remainder of the 2016 fiscal year and the 2017 fiscal year. The Company’s financial statements do not include any adjustments that might be necessary if it were unable to continue as a going concern.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less on the date of purchase to be cash equivalents in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 305, Cash and Cash Equivalents.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC Topic 310, Receivables. Accounts receivable consists of contractually-determined receivables primarily for credit card receivables, contractually-determined receivables for leasehold improvements, and vendor allowances. Accounts receivable, net of the allowance for doubtful accounts, represents the estimated net realizable value of the Company’s accounts receivable. The allowance for doubtful accounts is the estimate of the probable credit losses in the Company’s accounts receivable based on a review of account balances. Provisions for doubtful accounts are recorded based on historical collection experience, the age of the receivables and current economic conditions. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recoverability is considered remote.

Inventory

Inventory consists mainly of food and beverage products and is accounted for at the lower of cost or market using the first in, first out method of inventory valuation in accordance with ASC Topic 330, Inventory. Cash flows related to inventory sales are classified in net cash used by operating activities in the Statements of Cash Flows.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization, in accordance with ASC Topic 360, Property, Plant and Equipment (“ASC 360”).

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Seediv, LLC

Notes to Financial Statements

Depreciation and amortization are calculated using the straight-line basis over the estimated useful lives of the assets. Leasehold improvements, which include the cost of improvements funded by landlord incentives or allowances, are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets is expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

The Company reviews property and equipment for impairment at least quarterly and whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Recoverability is measured by comparison of the carrying amount of the assets to the future undiscounted net cash flows that the assets are expected to generate. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Long-Lived Assets

The Company reviews long-lived assets for impairment at least quarterly or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable in accordance with ASC 360. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the individual restaurant level. The Company evaluates the recoverability of a restaurant’s long-lived assets, including buildings, intangibles, leasehold improvements, furniture, fixtures, and equipment over the remaining life of the primary asset in the asset group, after considering the potential impact of planned operational improvements, marketing programs, and anticipated changes in the trade area. In determining future cash flows, significant estimates are made by management with respect to future operating results for each restaurant over the remaining life of the primary asset in the asset group. If assets are determined to be impaired, the impairment charge is measured by calculating the amount by which the asset carrying amount exceeds its fair value based on the Company’s estimate of discounted future cash flows.

The Company accounts for exit or disposal activities, including restaurant closures, in accordance with ASC Topic 420, Exit or Disposal Cost Obligations. Such costs include the cost of disposing of the assets as well as other facility-related expenses from previously closed restaurants. These costs are generally expensed as incurred. Additionally, at the date the Company ceases using a property under an operating lease, it records a liability for the net present value of any remaining lease obligations, net of estimated sublease income. Any subsequent adjustments to that liability as a result of lease termination or changes in estimates of sublease income are recorded in the period incurred.

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Seediv, LLC

Notes to Financial Statements

Financial Instruments

The Company accounts for its financial instruments in accordance with ASC Topic 825, Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. In accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), the Company determines fair value using a fair value hierarchy that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the Company, and the Company’s own assumptions about market participant assumptions developed based on the best information available in the circumstances.

The levels of fair value hierarchy are:

Level 1:  Quoted prices in active markets for identical assets and liabilities at the measurement date;

Level 2:  Observable inputs other than quoted prices included in Level 1, such as: (i) quoted prices for similar assets and liabilities in active markets, (ii) quoted prices for identical or similar assets and liabilities in markets that are not active, and (iii) other inputs that are observable or can be corroborated by observable market data; and

Level 3:  Unobservable inputs for which there is little or no market data available.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company considers observable data to be market data that is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. In contrast, the Company considers unobservable data to be data that reflects the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectability is reasonably assured in accordance with ASC Topic 605, Revenue Recognition. The Company records revenue from the sale of food and beverages as products are sold. The Company records gift cards under a Dick’s Wings system-wide program.  Gift cards sold are recorded as a gift card liability.  When redeemed, the gift card liability account is offset by recording the transaction as

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Seediv, LLC

Notes to Financial Statements

revenue.  Breakage income represents the value associated with the portion of gift cards sold that will most likely never be redeemed. Based on the Company’s historical gift card redemption patterns and the fact that the Company’s gift cards have no expiration dates or dormancy fees, the Company can reasonably estimate the amount of gift card balances for which redemption is remote and record breakage income based on this estimate. The Company updates its estimate of the breakage rate periodically and, if necessary, adjusts the gift card liability balance accordingly.

Operating Leases

Rent expense for leases that contain scheduled rent increases is recognized on a straight-line basis over the lease term, including cancelable option periods where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. The straight-line rent calculation and rent expense includes the rent holiday period, which is the period of time between taking control of a leased site and the rent commencement date. The amount by which straight-line rent exceeds actual lease payment requirements in the early years of the lease is accrued as deferred rent liability and reduced in later years when the actual cash payment requirements exceed the straight-line expense. Contingent rents are generally amounts due as a result of sales in excess of amounts stipulated in certain restaurant leases and are included in rent expense as they are incurred. Landlord contributions are recorded when received as a deferred rent liability and amortized as a reduction of rent expense on a straight-line basis over the lease term.

Marketing and Advertising

Under its franchise agreements with ARC Group, the Company is required to spend at least two percent (2%) of its gross revenue on local advertising and contribute at least one percent (1%), but not more than two percent (2%), of its gross revenue to the Dick’s Wings general advertising fund. Advertising expenses associated with contributions to the Dick’s Wings advertising fund are expensed as contributed and all other marketing and advertising expenses are expensed as incurred. The Company incurred marketing and advertising expenses of $33,631 and $35,537 during the nine months ended September 30, 2016 and September 30, 2015, respectively.

Start-Up Costs

Start-up costs consists of costs associated with the opening of new company-owned restaurants and varies based on the number of new locations opening and under construction. These costs are expensed as incurred in accordance with ASC Topic 720, Other Expenses.

Sales Taxes

Sales taxes collected from customers are excluded from revenue. Sales taxes payable are included in accrued expenses until the taxes are remitted to the appropriate taxing authorities in accordance with ASC 450, Contingencies.

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Seediv, LLC

Notes to Financial Statements

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes.  As such, it is not a taxable entity and does not directly pay federal and state income tax. Its taxable income or loss, which may vary substantially from the net income or net loss reported in the Statements of Operations, is included in the federal and state income tax returns of the Company’s sole member.  Accordingly, no recognition has been given to federal and state income taxes for the operations of the Company.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue With Contracts From Customers (“ASU 2014-09”). ASU 2014-09 supersedes the current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 introduces a five-step model to achieve its core principle of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016. Early adoption is not permitted. The Company does not believe the adoption of ASU 2014-09 will have a material impact on its financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding on certain principles that are currently in U.S. auditing standards. Specifically, ASU 2014-15: (i) provides a definition of the term substantial doubt, (ii) requires an evaluation every reporting period including interim periods, (iii) provides principles for considering the mitigating effects of management’s plans, (iv) requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (v) requires an express statement and other disclosures when substantial doubt is not alleviated, and (vi) requires an assessment for a period of one year after the date that the financial statements are issued or available to be issued. ASU 2014-15 is effective for the fiscal years ending after December 15, 2016 and for annual periods and interim periods thereafter. Early adoption is permitted. The Company does not believe the adoption of ASU 2014-15 will have a material impact on its financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation: Amendments to the Consolidation Analysis (“ASU 2015-02”). ASU 2015-02 modifies the analysis that must be performed to determine whether a reporting entity should consolidate certain types of legal entities. ASU 2015-02 is effective for interim and annual periods beginning after December 15, 2015. Early adoption is permitted. The adoption of ASU 2015-02 did not have a material impact on the Company’s financial statements.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”), which changes the subsequent measurement of inventory from lower of cost or market to lower of cost and net realizable value. ASU 2015-11 is effective for fiscal years

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Seediv, LLC

Notes to Financial Statements

beginning after December 15, 2016 and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact that the adoption of ASU 2015-11 will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 requires that lease arrangements longer than 12 months result in the lessee recognizing a lease asset and liability. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on eight specific cash flow issues with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted in any interim or annual period. The Company does not believe that the adoption of ASU 2016-15 will have a material impact on its financial statements.

The Company reviewed all other significant newly-issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations or that no material effect is expected on the Company’s financial statements as a result of future adoption.

Note 3. Inventory

Inventory was comprised of the following at September 30, 2016 and December 31, 2015, respectively:

	September 30, 2016	December 31, 2015
Food	$27,847	$16,323
Beverages	18,120	19,553
Total	$45,967	$35,876

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Seediv, LLC

Notes to Financial Statements

Note 4. Property and Equipment, Net

Property and equipment were comprised of the following at September 30, 2016 and December 31, 2015, respectively:

	September 30, 2016	December 31, 2015
Leasehold improvements	$60,912	$57,669
Furniture, fixtures and equipment	48,197	42,695
Subtotal	109,109	100,364
Less: accumulated depreciation	(27,797)	(17,463)
Total	$81,312	$82,901

Depreciation expense was $10,334 and $8,146 during the nine-month periods ended September 30, 2016 and 2015, respectively.

Note 5. Fair Value Measurements

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accrued expenses and advances. The estimated fair values of the cash and cash equivalents, accounts receivable, accrued expenses and advances approximates their respective carrying amounts due to the short-term maturities of these instruments. The fair value of related-party transactions is not determinable due to their related-party nature. None of these instruments are held for trading purposes.

Note 6. Advances

At September 30, 2016 and December 31, 2015, DWG Acquisitions had outstanding advances of funds from Blue Victory Holdings, Inc., a Nevada corporation (“Blue Victory”), of $158,529 and $132,680, respectively.

Note 7. Commitments and Contingencies

In October 2013, DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), entered into a triple net shopping center lease with NTC-REG, LLC for its Dick’s Wings and Grill restaurant located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida 32081 (the “Nocatee Restaurant”) pursuant to which DWG Acquisitions leased approximately 2,900 square feet of space. The lease provides for an initial monthly rent payment of $1,100 and an additional annual rent payment equal to the amount by which six percent (6%) of the restaurant’s annual gross sales exceeds the aggregate monthly rent payments accrued during the applicable year. The lease has an initial term of 53 months and provides DWG Acquisitions with an option to extend the lease by an additional term of 60 months. This lease was assumed by the Company when the Company acquired all of the assets and liabilities associated with the Nocatee Restaurant and the Dick’s Wings and Grill restaurant located at 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida 32244

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Seediv, LLC

Notes to Financial Statements

(the “Youngerman Circle Restaurant”) from DWG Acquisitions pursuant to the terms of that certain Asset Purchase Agreement, dated December 1, 2016, by and between the Company and DWG Acquisitions (the “Asset Purchase Agreement”). A description of the Asset Purchase Agreement is set forth herein under Note 10. Subsequent Events.

In May 2014, DWG Acquisitions entered into a triple net lease with Raceland QSR, LLC, a Louisiana limited liability company (“Raceland QSR”), for the Youngerman Circle Restaurant pursuant to which DWG Acquisitions leased approximately 6,500 square feet of space. The lease provides for a monthly rent payment equal to seven percent (7%) of the restaurant’s monthly net sales. The lease has an initial term of 10 years and renews automatically for additional one-year terms unless prior written notice is provided by either party. This lease was assumed by the Company when the Company acquired all of the assets and liabilities associated with the Nocatee Restaurant and the Youngerman Circle Restaurant from DWG Acquisitions pursuant to the terms of the Asset Purchase Agreement. A description of the Asset Purchase Agreement is set forth herein under Note 10. Subsequent Events.

Rent expense was comprised of the following during the nine-month periods ended September 30, 2016 and September 30, 2015, respectively:

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Straight-lined minimum rent	$30,139	$33,092
Contingent rent	145,251	141,416
Other	-0-	13,540
Total	$175,390	$188,048

Note 8. Member’s Equity

The issued and outstanding equity of DWG Acquisitions consists of membership interests. Seenu G. Kasturi owned all of DWG Acquisitions’ outstanding membership interests at September 30, 2016 and December 31, 2015. There were no other membership interests in DWG Acquisitions that were outstanding on September 30, 2016 and December 31, 2015, and there were no other securities convertible or exercisable into membership interests in DWG Acquisitions that were outstanding on September 30, 2016 and December 31, 2015. On December 19, 2016, the Company acquired all of the assets and liabilities associated with the Nocatee Restaurant and the Youngerman Circle Restaurant from DWG Acquisitions pursuant to the terms of the Asset Purchase Agreement. At the time of the acquisition, the issued and outstanding equity of the Company consisted of membership interests that were owned by Seenu G. Kasturi. A description of the Asset Purchase Agreement is set forth herein under Note 10. Subsequent Events.

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Seediv, LLC

Notes to Financial Statements

Note 9. Related-Party Transactions

In May 2014, DWG Acquisitions entered into the triple net lease with Raceland QSR for its Youngerman Circle Restaurant. Seenu G. Kasturi serves as the President, Treasurer and Secretary of DWG Acquisitions and owns 100% of DWG Acquisition’s outstanding membership interests. Mr. Kasturi serves as the President, Treasurer and Secretary of Raceland QSR and owns all of the equity interests in Raceland QSR. This lease was assumed by the Company when the Company acquired all of the assets and liabilities associated with the Nocatee Restaurant and the Youngerman Circle Restaurant from DWG Acquisitions pursuant to the terms of the Asset Purchase Agreement. A description of the lease is set forth herein under Note 7. Commitments and Contingencies. A description of the Asset Purchase Agreement is set forth herein under Note 10. Subsequent Events.

At September 30, 2016 and December 31, 2015, DWG Acquisitions had outstanding advances of funds from Blue Victory of $158,529 and $132,680, respectively. Seenu G. Kasturi serves as the President, Treasurer and Secretary of DWG Acquisitions and owns 100% of DWG Acquisition’s outstanding membership interests. Mr. Kasturi serves as the President, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory, and owns 90% of the voting securities of Blue Victory.

Note 10. Subsequent Events

Acquisition of Restaurants

On December 1, 2016, the Company entered into the Asset Purchase Agreement with DWG Acquisitions pursuant to which the Company agreed to acquire all of the assets and liabilities associated with the Nocatee Restaurant and Youngerman Circle Restaurant from DWG Acquisitions for a purchase price of $100. The closing of the Acquisition occurred simultaneously with the execution of the Asset Purchase Agreement on December 1, 2016.

Acquisition of the Company

On December 19, 2016, ARC Group entered into a membership interest purchase agreement with Seenu G. Kasturi pursuant to which ARC Group agreed to acquire all of the issued and outstanding membership interests of the Company from Mr. Kasturi. The closing of the acquisition occurred simultaneously with the execution of the membership interest purchase agreement by ARC Group and Mr. Kasturi on December 19, 2016.

ARC Group agreed to pay Mr. Kasturi $600,000 for the membership interests on the closing date, consisting of: (a) a cash payment of $13,665, (b) the cancellation and termination of accounts receivable originally owed to ARC Group by DWG Acquisitions and subsequently transferred to the Company, in the amount of $259,123, and (c) the cancellation and termination of debt originally owed to ARC Group by Raceland QSR and subsequently transferred to the Company, in the amount of $327,212. ARC Group also agreed to pay Mr. Kasturi an earn-out payment (the “Earn-Out Payment”) calculated as follows: (x) the amount equal to: (i) 5.5, multiplied by (ii) the amount equal to the sum of: (A) earnings before interest, taxes,

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Seediv, LLC

Notes to Financial Statements

depreciation and amortization (“EBITDA”) for the Nocatee Restaurant for the year ended December 31, 2017 (the “Earn-Out Period”), plus (B) EBITDA for the Youngerman Circle Restaurant for the Earn-Out Period, less (y) $600,000; provided, however, that in no event shall the Earn-Out Payment be less than zero.

At any time on or prior to April 16, 2018, Mr. Kasturi may elect to receive all or part of the Earn-Out Payment in the form of shares of ARC Group’s common stock; provided, however, that Mr. Kasturi may only make this election if, at the time of making such election: (a) Mr. Kasturi is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (b) Mr. Kasturi executes a customary investment representation letter in a form acceptable to ARC Group. In the event Mr. Kasturi elects to receive shares of common stock, the number of shares will be calculated based on the average daily closing price of the shares of common stock on the OTCQB market tier of the “pink sheets” maintained by the OTC Markets Group, Inc. during the 30-day period immediately preceding the closing date. The shares will be “restricted securities” as such term is defined under Rule 144 of the Securities Act. Notwithstanding the foregoing: (x) in no event shall ARC Group be required to issue shares of common stock exceeding 20% of the number of shares of common stock issued and outstanding on the closing date, and (y) in no event shall ARC Group be required to issue more shares of common stock to Mr. Kasturi than are then authorized and available for issuance by ARC Group. In the event Mr. Kasturi elects to receive all or part of the Earn-Out Payment in the form of shares of common stock and the restrictions set forth in clauses (x) and/or (y) of the immediately preceding sentence are triggered, then, notwithstanding Mr. Kasturi’s election to receive all or part of the Earn-Out Payment in the form of shares of common stock, ARC Group shall issue the maximum number of shares of common stock permitted under clauses (x) and (y) and shall settle any liability to Mr. Kasturi created as a result thereof in cash.

Youngerman Circle Restaurant Lease

On December 20, 2016, the Company entered into a new triple net lease with Raceland QSR for the Youngerman Circle Restaurant. The lease provides for rent payments to be made by the Company for each of 13 rent periods per year, with each rent period comprised of four weeks. The lease provides for an initial base rent payment equal to the greater of: (i) $10,000 per rent period, or (ii) seven and one-half percent (7.5%) of the Youngerman Circle Restaurant’s net sales for the applicable rent period. Commencing on the fifth (5th) anniversary and continuing every five-year period thereafter, the base rent will be adjusted so that it equals the sum of: (i) the average base rent previously in effect for the preceding five-year period, and (ii) the product of such previous average base rent multiplied by seven and one-half percent (7.5%). The lease has an initial term of 20 years and provides the Company with an option to extend the lease for two additional five-year periods. ARC Group agreed to guarantee the Company’s payment and performance of all of its obligations under the lease.

There have been no other significant subsequent events through the date these financial statements were issued.

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